X-RITE, INCORPORATED
                             3100 44th Street, S.W.
                           Grandville, Michigan 49418

                Notice of Annual Meeting To Be Held May 20, 1998

     The Annual Meeting of Shareholders of X-Rite, Incorporated will be held at the Grand Valley State University Eberhard Center, 301 West Fulton Street, Grand Rapids, Michigan, on Wednesday, May 20, 1998, at 4:30 p.m., for the following purposes:

         1. To elect three directors as set forth in the accompanying Proxy Statement.

         2. To act upon a proposal to amend the Company's Articles of Incorporation with respect to the size of the Board of Directors.

         3. To transact any other business that may properly come before the meeting.

     Shareholders of record as of the close of business on March 20, 1998, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. If you attend the meeting in person, you may withdraw your Proxy and vote your shares in person if you wish.

                              By Order of the Board of Directors
                              DUANE F. KLUTING
                              Secretary


April 8, 1998
Grandville, Michigan

                              X-RITE, INCORPORATED
                             3100 44th Street, S.W.
                           Grandville, Michigan 49418



                                 PROXY STATEMENT
                                  April 8, 1998



Solicitation of Proxies

     This Proxy Statement is being furnished to the shareholders of X-Rite, Incorporated (the "Company") on or about April 8, 1998, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, May 20, 1998, at 4:30 p.m. at the Grand Valley State University Eberhard Center, 301 West Fulton Street, Grand Rapids, Michigan.

     If the form of Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy. Where shareholders specify a choice by marking on the Proxy card, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the directors listed as nominees in the Proxy, and in the discretion of the Proxy voters on any other matter voted upon at the meeting. A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies at an estimated cost of $4,500, plus expenses. In addition, brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

Voting Securities and Record Date

     March 20, 1998, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date 21,160,191 shares of the Company's common stock, par value $.10 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

Election of Directors

     The Company's Articles of Incorporation specify that the Board of Directors shall consist of nine (9) members, divided into three classes, with the directors of the classes to hold office for staggered terms of three (3) years each. Ted Thompson, Ronald R. VandenBerg, and Dr. Peter M. Banks, as described in the following table, have been nominated for election to three year terms expiring in 2001.

     Unless otherwise specifically directed by a marking on a shareholder's Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

     Directors are elected by a plurality of the votes cast by shareholders. Therefore, the nominees for each class receiving the most affirmative votes cast will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes against any candidate will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

     The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.

Names, (Ages), Positions and Backgrounds
      of Directors and Nominees                            Service as a Director


                      Nominees for Terms to Expire in 2001

Dr. Peter M. Banks (60) is the President,
Chief Executive Officer and Chairman
of the board of ERIM, International,
Inc., a high technology research and
development defense systems company
headquartered in Ann Arbor, Michigan,
and he has held that position since
1995.  From 1990 to 1995 Dr. Banks was
the Dean of Engineering at the University of Michigan. He also serves as a director of Tecumseh Products, Inc.

Ted Thompson (68) is the Chairman of the          Director since 1958
Board and Chief Executive Officer of X-Rite,      Chairman of the Board and
Incorporated, and he has held that position            Chief Executive Officer
for more than five years. Mr. Thompson also       Member of Nominating Committee
serves as a director of Gentex Corporation.

Ronald A. VandenBerg (58) is a Business           Director since 1989
Unit Vice President of Donnelly Corporation,      Chairman of Compensation
a manufacturer of glass related products for           Committee and Member
the automotive and electronics industries,             of Nominating Committee
headquartered in Holland, Michigan.  Mr.
VandenBerg has held several executive
positions with Donnelly for many years.


                      Directors Whose Terms Expire in 2000

Rufus S. Teesdale (77) has been retired           Director since 1958
for more than five years.  Prior to               Chairman of Audit Committee
retirement he was a Partner in Loan
Services and Systems in Glen Ellyn, Illinois
(a software supplier to financial institutions).

Charles VanNamen (72) has been retired            Director since 1958
for more than five  years.  Prior to              Member of Audit and
retirement he was a Senior Engineer with               Compensation Committees
the Instrument Division of Lear Siegler,
Inc., in Grand Rapids, Michigan (a
manufacturer  of  aerospace instruments).

Richard E. Cook (52) is the President and         Director since 1997
C.O.O. of Cascade Engineering headquartered       Member of Compensation and
in Grand Rapids, Michigan, and he has held             Nominating Committees
that position for more than five years.


                      Directors Whose Terms Expire in 1999

Stanley W. Cheff (56) is the President            Director since 1996
and Chief Executive Officer of Wolverine          Chairman of Nominating
Building, Inc., a construction firm                    Committee and member of
headquartered in Grand Rapids, Michigan,               Compensation Committee
and he has held that position for more
than five years.

Dr. Marvin G. DeVries (64) is an economics        Director since 1986
consultant, and he served as a Professor of       Member of Audit Committee
Economics at the F.E. Seidman School of
Business, Grand Valley State University,
Allendale, Michigan, for more than
five years prior to his retirement in 1994.
In addition, Dr. DeVries served as Dean of the Business School from 1973 to 1988.

James A. Knister (60) is Group Managing           Director since 1996
Director--Ventures of Donnelly Corporation,       Member of Audit and
a manufacturer of glass related products for           Nominating Committee
the automotive and electronics industries, headquartered in Holland, Michigan, and he has held that position since 1996.
Previously, Mr. Knister has held several executive positions with Donnelly for many years. Mr. Knister also serves as a director of Applied Films Corporation.



     The Company has an Audit Committee which recommends to the Board of Directors the selection of independent public accountants to serve as the Company's auditors, and reviews the scope of their audit and their audit report. This Committee met on two occasions during the fiscal year ended January 3, 1998.

     The Company has a Compensation Committee which makes recommendations to the Board regarding annual remuneration of the Company's executive officers, and which is responsible for administering the Company's various incentive plans involving the Company's common stock. This Committee met on four occasions during the fiscal year ended January 3, 1998. A report from this Committee appears infra under the caption Report on Executive Compensation.

     The Company has a Nominating Committee that is responsible for recommending to the Board of Directors annually a slate of nominees for election as directors to be submitted to the shareholders of the Company at the Annual Meeting. The Committee is also responsible for recommending nominees to fill vacancies that may occur at other times. The Committee will consider persons suggested as nominees by shareholders, and suggestions should be sent to the Nominating Committee c/o the Company's Secretary at its headquarters. This Committee met on one occasion during the fiscal year ended January 3, 1998.

     The Board of Directors met six times during the past fiscal year, and all directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and meetings of committees on which they served.

Proposal to Amend Articles

     Article IV of the Company's Articles of Incorporation currently provides that the Board of Directors shall consist of nine members. At a meeting held on March 17, 1998, the Board of Directors unanimously adopted a resolution approving an amendment to that provision of the Articles of Incorporation and recommended the amendment for approval by the Company's shareholders. The amendment specifies, in Section B, that the Board of Directors shall consist of at least six, but not more than nine members, with the specific number to be established by the Board of Directors from time to time.

     Whenever a vacancy occurs on the Board of Directors, under the current Articles the Company is obligated to fill that vacancy. Moreover, if the vacancy occurs a short time in advance of an Annual Meeting of Shareholders, the Board of Directors comes under considerable pressure to find a nominee appropriate to fill that position for presentation to the shareholders for election. It is the unanimous belief of the Company's directors that the Company would be best served by permitting the Board of Directors to determine when, and if vacancies should be filled, subject to the limitation that there would always be at least six directors. In this manner, the Board of Directors would be afforded the opportunity to carefully seek out and evaluate nominees with the abilities and experiences most appropriate to the needs of the Company at the time a vacancy occurs.

     Section C of Article IV also will require modification since the section currently specifies that the Board of Directors shall be divided into three classes with three directors in each class. If the proposed amendment is adopted, there may be fewer than nine directors holding office. Accordingly, the proposed amendment will modify Section C by specifying that the directors shall be divided into three classes as nearly equal in number as possible. The proposed amendment is as follows:

                                   Article IV

     B. Size of Board. The Board of Directors shall consist of at least six, but not more than nine members and the specific number of directors to be elected or appointed within such limits shall be as determined by the Board of Directors from time to time.

     C. Classification of Board. Directors shall be divided into three classes and each class shall be as nearly equal in number as possible to the other classes. At each annual meeting of shareholders, directors shall be elected to serve for a term which expires at the third annual meeting of the shareholders following the meeting of shareholders at which the director is elected, or for such shorter term where necessary to balance the number of directors in each of the three classes of directors.

     The affirmative vote of a majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Article IV is required for approval.

     The Board of Directors recommends a vote FOR adoption of the proposed amendment.

Securities Ownership of Management

         The following table contains information regarding ownership of the Company's common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensation, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company's understanding of circumstances in existence as of March 2, 1998.

                         Amount and Nature of Ownership
                                                     Shares
                                                   Beneficially         Exercisable
Name and Address of Beneficial Owner                Owned(1)            Options(2)        Total       Percent of Class
----------------------------------------------------------------------------------------------------------------------
Rufus S. Teesdale                                     1,514,853              30,000     1,544,853          7.2
3152 E. Gatehouse, S.E.
Grand Rapids, MI  49546
Ted Thompson                                          1,528,300(3)          120,000     1,648,300          7.2
3100 44th Street
Grandville, MI  49418
Joan Mariani Andrew                                       2,229              30,000        32,229           *
Bernard J. Berg                                          12,985              73,000        85,985           *
Stanley W. Cheff                                          3,000              20,000        23,000           *
Robert D. Claflin                                         1,325               4,000         5,325           *
                                                             -               10,000        10,000           *
Richard E. Cook
Dr. Marvin DeVries                                        1,596              62,000        63,596           *
Duane F. Kluting                                         19,711(4)           67,000        86,711           *
James A. Knister                                          2,000              20,000        22,000           *
Ronald A. VandenBerg                                      8,000              62,000        70,000           *
Charles VanNamen                                        691,000(5)           40,000       731,000          3.3
All Directors and Executive                          3,786,797              578,500     4,365,297          17.9
  Officers as a Group (14 persons)
---------------------------------------------------------------------------------------------------------------------

 *       Less than one percent

(1) Except as disclosed in the footnotes below, each person named in the table has sole voting and investment power with respect to the issued shares listed in this column.

(2) This column reflects shares subject to options exercisable within 60 days.

(3) Includes 160,000 shares issued to a trust established by Mr. Thompson's wife, and he disclaims beneficial ownership of those shares.


(4) Includes 13,469 shares issued to a trust established by Mr. Kluting's wife, and he disclaims beneficial ownership of those shares.

(5) Includes 265,900 shares issued to a trust established by Mr. VanNamen's wife, and he disclaims beneficial ownership of those shares.

Securities Ownership of Certain Beneficial Owners

     The following table contains information regarding ownership of the Company's common stock by persons or entities beneficially owning more than five percent (5%) of the Company's common stock. The content of this table is based upon information contained in Schedule 13G furnished to the Company. The individuals listed in this table are founders and former directors of the Company.

                                                                                               Percent
    Name and Address of Beneficial         Amount and Nature of Beneficial                        of
                 Owner                                Ownership                                 Class
--------------------------------------- --------------------------------------  --------------------------------------
Leonard C. Blanding                                   1,437,132                                  6.8
6600 Tanglewood, S.E.
Grand Rapids, MI 49546
Lawrence E. Fleming                                   1,600,000                                  7.6
6200 Hall St., S.E.
Grand Rapids, MI 49546
Quinten E. Ward                                       1,268,640(1)                               6.0
2251 N. Rampart Blvd., Suite 102
Las Vegas, NV 89128
--------------------------------------- --------------------------------------  --------------------------------------

Executive Compensation

     The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to the four other most highly compensated executive officers.

                           Summary Compensation Table

                                                                                      Long Term
                                                                                    Compensation

                                                     Annual                Restricted        Securities
                                                  Compensation               Stock           Underlying        All Other
                                             Salary           Bonus         Award(s)           Options       Compensation
       Executive             Year              ($)            ($)(1)       ($)(1)(2)            (#)             ($)(3)
-----------------------------------------------------------------------------------------------------------------------
Ted Thompson                                289,455            --               --             20,000           18,410
  Chairman,                                 270,000           44,213            --             20,000           14,219
  Chief Executive            1997           280,947           20,200            --             20,000           13,650
  Officer and                1996
President                    1995

Bernard J. Berg              1997           155,961             --              --             15,000            3,236
  Vice President-            1996           148,910           9,622           14,373           10,000            3,909
  Engineering                1995           147,841          10,900             --             10,000            3,691



Duane F. Kluting             1997            150,894            --              --             15,000            3,461
  Vice President-            1996            143,743          9,577           13,763           10,000            3,743
  Chief Financial            1995            142,621         10,600             --             10,000            3,593
  Officer


Joan Mariani Andrew          1997           131,750            --               --             15,000            2,741
 Vice President-Sales        1996           121,726          10,017           14,983           10,000             440
 and Marketing

Robert D. Claflin            1997           168,504          25,000             --              5,000            5,297
 President,                  1996           148,877          34,024             --              2,000            5,297
 Labsphere, Inc.

---------------------- ---------------- ---------------- ---------------  ---------------  ---------------  ---------------

(1) Bonuses paid to the executive officers of the parent company may be converted into common stock of the Company, at the election of the executive, pursuant to the Company's Cash Bonus Conversion Plan. Bonuses are converted at a discount of 50 percent from the market value of the stock at the time the bonus is determined, but the shares received are subject to certain restrictions on transfer and risks of forfeiture. Restricted Stock Awards shown above are the result of such bonus conversions.

(2) The values shown in this column represent the aggregate market value at the date of grant for shares of common stock subject to restrictions. Restrictions lapse as to 20 percent of the shares six months after grant and as to 20 percent on each of the first four anniversaries of the grant date, or as to all shares in the event of death, disability, retirement, or change in control of the Company. Dividends will be paid on these shares to the same extent paid on the Company's common stock generally. Restricted shares held at the close of the Company's fiscal year were Mr. Berg 1,508 shares, Ms. Andrew 1,572 shares, and Mr. Kluting 2,844 shares. Corresponding net market values as of that same date were Mr. Berg $27,521, Ms. Andrew $28,689, and Mr. Kluting $51,903.

(3) These amounts represent "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributable to each named executive officer.


     The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                                         Option Grants in Last Fiscal Year


                                                                         Individual Grants

                              Options           Percent of Options      Exercise                               Grant Date
                              Granted            Granted to All          Price            Expiration         Present Value
       Executive                (1)                Employees            ($/sh)(2)            Date                ($)(3)
---------------------------------------------------------------------------------------------------------------------------
Ted Thompson                  20,000                11.1                15.63               1/20/07             124,600
Bernard J. Berg               15,000                 8.4                15.63               1/20/07             93,450
Duane F. Kluting              15,000                 8.4                15.63               1/20/07             93,450
Joan Mariani Andrew           15,000                 8.4                15.63               1/20/07             93,450
Robert D. Claflin              5,000                 2.8                15.00               4/9/07              30,550
---------------------------------------------------------------------------------------------------------------------------

(1)      Options become exercisable one year after the date of grant.

(2) The price may be paid in cash or by the surrender of outstanding shares.

(3) Present value calculated under the Black-Scholes Valuation Model, assuming 6.29 percent on 1/20/97 and 6.77 percent on 4/19/97 percent risk-free rates of return, .50 percent dividend yield, .35 percent volatility, and exercise in 5 years. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model nor necessarily agrees with the method for valuing options. The future performance of the Company and the price of its shares will ultimately determine the value of these options.

     The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

       Aggregated Option Exercises in Last Fiscal Year and Year-end Values

                                                                  Number of Securities
                                                                 Underlying Unexercised                  Value of Unexercised
                          Shares            Value                   Options at Fiscal                   In-the-Money Options at
                        Acquired on       Realized                        Year-End( #)                    Fiscal Year-End ($)
                                                          --------------------------------------------------------------------------
                       Exercise (#)          ($)              Exercisable         Unexercisable     Exercisable        Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Ted Thompson                --               --               100,000            20,000              525,000           52,500
Bernard J. Berg             --               --                58,000            15,000              413,188           39,375
Duane F. Kluting            --               --                52,000            15,000              306,125           39,375
Joan Mariani                --               --                15,000            15,000              55,000            39,375
Andrew
Robert D. Claflin           --               --                4,000              5,000               7,500            16,250
------------------------------------------------------------------------------------------------------------------------------------

                        Report on Executive Compensation

     The Compensation Committee is currently comprised of four members, and all members are outside directors; i.e., none is an employee of the Company. The Committee makes recommendations to the Board of Directors with respect to all executive compensation except for the award of stock-based incentives, which are the exclusive prerogative of the Committee.

     The Compensation policies established for executive officers are designed to assure the Company's ability to attract, motivate, and retain competent and dedicated senior management. In constructing and applying these policies, a conscious effort is made to identify and evaluate the executive compensation programs for comparable employers, considering such factors as geographic and industry influences, relative sizes, growth stages, and market capitalizations. With the assistance of a consulting firm, the Committee has established a peer group of corporations that it uses for compensation comparison purposes.

     In general, compensation packages for executive officers are composed of three elements: base salary, annual bonus, and stock-based incentives. Base salary for an executive is determined by the executive's responsibility and the Company's need to be competitive in the market for executive services. Bonus compensation is based on achievement of corporate goals. Stock-based incentives are intended to strengthen the alignment of interests between shareholders and senior management and to address long-term performance.

     In the early part of 1997, the Compensation Committee reviewed the annual salary plan with the Chief Executive Officer for all other executive officers, and made such adjustments as they thought appropriate, based upon salary survey data for comparable employers, economic conditions in general, and individual evaluations by the Chief Executive Officer. Annual salary for the Chief Executive Officer was reviewed independently by the Committee and adjusted based upon the same considerations for other executive salaries, plus the Committee's evaluation of his performance as corporate leader.

     At the same time, the Committee established an annual bonus program for fiscal 1997 that is applicable to all executive officers. The program has two components. One component is based on individual performance as determined by the Compensation Committee, in conjunction with the Chief Executive Officer with respect to other officers. A second component is based upon Company-wide performance as measured by increases in economic value added ("EVA"), where EVA is defined roughly to be the dollar amount by which the Company's operating income exceeds its cost of capital. The bonuses for the Company's most highly compensated officers are reported in the Summary Compensation Table contained in this Proxy Statement.

     The Committee also awarded stock options to seven executives during 1997 under the Employee Stock Option Plan, including the grants to the named executives  detailed in the  foregoing  table  captioned  Option  Grants in Last
Fiscal Year. The options awarded to the executives, other than the Chief Executive Officer, were awarded based upon recommendations from the Chief
Executive Officer, taking into account for each executive his contribution to success in prior periods by achieving agreed upon goals, and his ability and willingness to influence success in the future by striving to achieve individual and corporate goals. The Chief Executive Officer was awarded an option based primarily on the Committee's judgment that it is in the best interest of shareholders to provide incentive for the Chief Executive Officer in the form of stock options, in an amount that is appropriate relative to the options granted other executives, considering their abilities to influence corporate performance.


                             Compensation Committee
                             Stanley W. Cheff
                             Richard E. Cook
                             Charles VanNamen
                             Ronald A. VandenBerg

                             Stock Performance Graph

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on the indices for NASDAQ market (U.S. and foreign) and NASDAQ nonfinancial stocks. The graph assumes an investment of $100 on the last trading day of 1992, and reinvestment of dividends in all cases.














     The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

     During 1997 members of the Company's Board of Directors received an annual retainer of $12,000, plus a meeting fee of $750 ($1,500 for chairpersons) for each meeting of the Board or a committee attended. In addition, each person who is a director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 10,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

     Directors who have served three or more terms (nine years) are eligible to become Directors Emeritus at such time as they no longer hold the position of a director of the Company, if elected to that position by the Board of Directors. Directors Emeritus are entitled to attend meetings of the Board, but they may not vote, and they are entitled to receive the directors' annual retainer, but no meeting fees. Director Emeritus status lasts for a period equal to the length of service as a director or until any earlier resignation or death.

Relationship With Independent Public Accountants

     The consolidated financial statements of the Company and its subsidiaries for the year ended January 3, 1998, have been audited by Arthur Andersen LLP, independent public accountants, and the Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent accountants for the year ending January 2, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

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
Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

Shareholder Proposals -- 1999 Annual Meeting

     Any proposal of a shareholder intended to be presented at the 1999 Annual Meeting of the Shareholders of the Company must be received by the Company at its headquarters, 3100 44th Street, S.W., Grandville, Michigan 49418, no later than December 11, 1998, if the shareholder wishes the proposal to be included in the Company's Proxy Statement relating to that meeting.

Miscellaneous

     The Company's Annual Report to Shareholders including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM DUANE F. KLUTING, THE COMPANY'S VICE PRESIDENT/CHIEF FINANCIAL OFFICER, 3100 44TH STREET, S.W., GRANDVILLE, MICHIGAN 49418.

     SHAREHOLDERS ARE URGED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                             By Order of the Board of Directors
                                             DUANE F. KLUTING
                                             Secretary

April 8, 1998
Grandville, Michigan



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